UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 29, 2006

CardioDynamics International Corporation

(Exact name of registrant as specified in its charter)

California	0-11868	95-3533362
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6175 Nancy Ridge Drive, San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858)-535-0202

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On November 29, 2006, the Company entered into an amendment with the Purchasers of its $5.25 million of subordinated convertible debt securities (“Convertible Notes”) named therein. The amendment extends the term of the Convertible Notes from three years to five years, adds an investor put option under which the holders may elect to be repaid at the end of the third year, and eliminates certain antidilution language that was causing the Convertible Notes to be subject to Statement of Financial Accounting Standards 133 accounting.

As a result of the amendments, the Company will no longer be required to record quarterly mark-to-market conversion option valuation adjustments, which totaled $1,464,000 in the second and third quarters of 2006. In addition, the Company will no longer be required to record non-cash accounting charges for accretion related to the original calculated implied discount on the Convertible Notes, which totaled $236,000 in the second and third quarters of 2006.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 4.1	Second Amendment to Securities Purchase Agreement, dated as of November 29, 2006, among the Company and the Purchasers named therein, relating to the $5,250,000, 8.0% Convertible Subordinated Notes.

Exhibit 10.1	First Amendment to $5,250,000, 8.0% Convertible Subordinated Notes, dated as of November 30, 2006, among the Company and the purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CardioDynamics International Corporation

Date: December 5, 2006	/s/ Stephen P. Loomis
Stephen P. Loomis
Chief Financial Officer